Exhibit 99.1

Impinj Reports Third Quarter 2020 Financial Results

SEATTLE, WA, Oct. 28, 2020– Impinj, Inc. (NASDAQ: PI), a leading provider and pioneer of RAIN RFID solutions, today released its financial results for the third quarter ended September 30, 2020.

“Third-quarter revenue improved sequentially, driven primarily by rebounding retail-apparel volumes that drove endpoint IC sales,” said Chris Diorio, Impinj co-founder and CEO. “With game-changing new products and a platform and vision that sit squarely in the center of our end users’ digital transformation, the opportunity in front of us is more compelling than ever.”

Third Quarter 2020 Financial Summary

•	Revenue of $28.2 million
•	GAAP gross margin of 47.4%; non-GAAP gross margin of 50.1%
•	GAAP net loss of $14.3 million, or loss of $0.63 per diluted share using 22.9 million shares
•	Adjusted EBITDA loss of $6.2 million
•	Non-GAAP net loss of $6.7 million, or loss of $0.29 per diluted share using 22.9 million shares

A reconciliation between GAAP and non-GAAP information is contained in the tables below. Additionally, descriptions of these non-GAAP financial measures are provided in the “Non-GAAP Financial Measures” sections below.

Fourth Quarter 2020 Financial Considerations

Impinj provides guidance based on current market conditions and expectations; actual results may differ materially. Please refer to the comments below regarding forward-looking statements. The following table presents Impinj’s financial outlook for the fourth quarter of 2020 (in millions, except per share data):

Three Months Ending
December 31, 2020
Revenue	$26.5 to $28.5
GAAP Net loss	($17.2) to ($16.2)
Adjusted EBITDA loss	($8.9) to ($7.4)
Non-GAAP net loss	($9.3) to ($7.8)
GAAP Weighted-average shares — basic and diluted	23.00 to 23.10
GAAP Net loss per share — basic and diluted	($0.75) to ($0.70)
Non-GAAP Weighted-average shares — basic and diluted	23.00 to 23.10
Non-GAAP Net loss per share — basic and diluted	($0.40) to ($0.34)

A reconciliation between GAAP and non-GAAP is provided in the "Non-GAAP Financial Measures" section below.

Conference Call Information

Impinj will host a conference call today, Oct. 28, 2020 at 5:00 p.m. ET / 2:00 p.m. PT for analysts and investors to ask questions on its third quarter 2020 results. Open to the public, investors may access the call by dialing +1-412-317-5196. A live webcast of the conference call will also be accessible on our website at investor.impinj.com. Following the webcast, an archived version will be available on the website for one year. A telephonic replay of the call will be available one hour after the call and will run for five business days and may be accessed by dialing +1-412-317-0088 and entering passcode 10148757.

Management’s prepared written remarks, along with quarterly financial data, will be made available on our website at investor.impinj.com commensurate with this release.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the market for RAIN RFID, our strategy, prospects, the impact of Covid-19, and financial considerations for fourth quarter of 2020 and future periods.

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.

The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the caption "Risk Factors" and elsewhere in our annual report on Form 10-K and quarterly reports on Form 10-Q filed with the U.S. Securities and Exchange Commission. All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update this information unless required by law.

About Impinj

Impinj (NASDAQ: PI) helps businesses and people analyze, optimize, and innovate by wirelessly connecting billions of everyday things — such as apparel, automobile parts, luggage, and shipments — to the Internet. The Impinj platform uses RAIN RFID to deliver timely data about these everyday things to business and consumer applications, enabling a boundless Internet of Things. www.impinj.com

Impinj is a registered trademark of Impinj, Inc. All other trademarks are the property of their owners.

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For more information, contact:

Investor Relations

ir@impinj.com

+1-206-315-4470

Media Relations
Jill West
Sr. Director, Marketing & Communications
+1 206-834-1110
jwest@impinj.com

IMPINJ, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value, unaudited)

	September 30, 2020	December 31, 2019 (1)
Assets:
Current assets:
Cash and cash equivalents	$40,063	$66,898
Short-term investments	65,057	49,597
Accounts receivable, net	17,730	23,735
Inventory	37,982	34,153
Prepaid expenses and other current assets	3,339	2,386
Total current assets	164,171	176,769
Property and equipment, net	16,365	17,442
Operating lease right-of-use assets	14,472	16,501
Other non-current assets	1,193	453
Goodwill	3,881	3,881
Total assets	$200,082	$215,046
Liabilities and stockholders' equity:
Current liabilities:
Accounts payable	$8,597	$5,600
Accrued compensation and employee related benefits	4,062	5,859
Accrued liabilities	2,334	3,755
Current portion of operating lease liabilities	3,618	3,380
Current portion of deferred revenue	953	551
Other current liabilities	19	352
Total current liabilities	19,583	19,497
Long-term debt, net of current portion	53,595	50,876
Operating lease liabilities, net of current portion	16,160	18,907
Deferred revenue, net of current portion	260	213
Long-term liabilities — other	1,056	314
Total liabilities	90,654	89,807

Stockholders' equity:
Common stock, $0.001 par value	23	22
Additional paid-in capital	408,342	387,926
Accumulated other comprehensive income	12	34
Accumulated deficit	(298,949)	(262,743)
Total stockholders' equity	109,428	125,239
Total liabilities and stockholders' equity	$200,082	$215,046
(1) Certain immaterial amounts on our condensed consolidated balance sheets in prior periods have been reclassified to conform with current period presentation.

IMPINJ, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenue	$28,196	$40,762	$102,475	$112,015
Cost of revenue	14,824	20,981	54,749	57,945
Gross profit	13,372	19,781	47,726	54,070
Operating expenses:
Research and development	11,901	10,344	33,619	27,678
Sales and marketing	6,964	7,842	20,577	24,579
General and administrative	7,527	5,503	26,215	16,653
Total operating expenses	26,392	23,689	80,411	68,910
Loss from operations	(13,020)	(3,908)	(32,685)	(14,840)
Other income, net	49	317	584	947
Interest expense	(1,360)	(413)	(4,021)	(1,263)
Loss before income taxes	(14,331)	(4,004)	(36,122)	(15,156)
Income tax expense	(15)	(77)	(84)	(151)
Net loss	$(14,346)	$(4,081)	$(36,206)	$(15,307)
Net loss per share — basic and diluted	$(0.63)	$(0.19)	$(1.60)	$(0.70)
Weighted-average shares — basic and diluted	22,931	21,961	22,686	21,738

IMPINJ, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, unaudited)

	Nine Months Ended
	September 30,
	2020	2019
Operating activities:
Net loss	$(36,206)	$(15,307)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	3,402	3,637
Stock-based compensation	15,501	11,813
Accretion of discount or amortization of premium on short-term investments	85	(464)
Amortization of debt issuance costs and debt discount	2,719	51
Changes in operating assets and liabilities:
Accounts receivable	6,005	(6,341)
Inventory	(3,829)	8,451
Prepaid expenses and other assets	(1,637)	(222)
Deferred revenue	449	114
Accounts payable	2,608	1,508
Accrued compensation and employee related benefits	(1,797)	(2,440)
Operating lease right-of-use assets	2,029	1,505
Operating lease liabilities	(2,509)	(2,255)
Accrued liabilities and other liabilities	(372)	164
Net cash provided by (used in) operating activities	(13,552)	214
Investing activities:
Purchases of investments	(57,298)	(59,036)
Proceeds from maturities of investments	41,675	51,794
Purchases of property and equipment	(2,336)	(971)
Net cash used in investing activities	(17,959)	(8,213)
Financing activities:
Principal payments on finance lease obligations	(240)	(410)
Payments on term and equipment loans	—	(4,222)
Proceeds from term loans, net of debt issuance costs	—	3,991
Proceeds from exercise of stock options and employee stock purchase plan	4,916	8,041
Net cash provided by financing activities	4,676	7,400
Net decrease in cash and cash equivalents	(26,835)	(599)
Cash and cash equivalents
Beginning of period	66,898	17,530
End of period	$40,063	$16,931

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, our key non-GAAP performance measures include adjusted EBITDA and non-GAAP net income (loss), as defined below. We use adjusted EBITDA and non-GAAP net income (loss) as key measures to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operating plans. We believe these measures provide useful information for period-to-period comparisons of our business to allow investors and others to understand and evaluate our operating results in the same manner as our management and board of directors. Our presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP, and our non-GAAP measures may be different from similarly termed non-GAAP measures used by other companies.

Adjusted EBITDA

We define adjusted EBITDA as net income (loss) determined in accordance with GAAP, excluding, if applicable for the periods presented, the effects of stock-based compensation; depreciation; investigation costs; restructuring costs; settlement and related costs; other income, net; interest expense; loss on debt extinguishment; and income tax benefit (expense). In fourth-quarter 2019, we revised our definition of adjusted EBITDA to exclude loss on debt extinguishment incurred in connection with the December 2019 repayment of our senior credit facility. In second-quarter 2020, we revised our definition of adjusted EBITDA to exclude litigation settlement costs for the class-action and derivative lawsuits, including related costs. We have excluded these costs and expenses because we do not believe they reflect our core operations and us excluding them enables more consistent evaluation of our operating performance. Neither revision to the definition of adjusted EBITDA impacted adjusted EBITDA previously reported for prior periods preceding the revisions.

Non-GAAP Net Income (Loss)

We define non-GAAP net income (loss) as net income (loss), excluding, if applicable for the periods presented, the effects of stock-based compensation; depreciation; investigation costs; restructuring costs; settlement and related costs; amortization of debt discount related to the equity component of our convertible notes; and prepayment penalty on debt extinguishment. In fourth-quarter 2019, we revised our definition of non-GAAP net income (loss) to exclude the prepayment penalty on debt extinguishment incurred in connection with the December 2019 repayment of our senior credit facility and amortization of debt discount related to the equity component of the 2019 Notes. We have revised the prior period non-GAAP net income (loss) to conform to our current period presentation. In second-quarter 2020, we revised our definition of non-GAAP net income (loss) to exclude litigation settlement costs for the class-action and derivative lawsuits, including related costs. Excluding settlement and related costs did not impact non-GAAP net income (loss) previously reported for prior periods preceding the revision.

GAAP requires that certain convertible debt instruments that may be settled in cash on conversion be accounted for as separate liability and equity components in a manner that reflects our non-convertible debt borrowing rate. This accounting results in the debt component being treated as though it was issued at a discount, with the debt discount being amortized as additional non-cash interest expense over the debt instrument term using the effective interest method. As a result, we believe that excluding this non-cash interest expense attributable to the debt discount in calculating our non-GAAP net income (loss) is useful because this interest expense is not indicative of our ongoing operational performance.

IMPINJ, INC.

RECONCILIATIONS OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

(in thousands, except percentages, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
GAAP Gross margin	47.4%	48.5%	46.6%	48.3%
Adjustments:
Depreciation	1.9%	1.2%	1.3%	1.4%
Stock-based compensation	0.8%	0.5%	0.6%	0.4%
Non-GAAP Gross margin	50.1%	50.2%	48.5%	50.1%

GAAP Net loss	$(14,346)	$(4,081)	$(36,206)	$(15,307)
Adjustments:
Depreciation	1,108	1,220	3,402	3,637
Stock-based compensation	5,683	4,793	15,501	11,813
Other income, net	(49)	(317)	(584)	(947)
Interest expense	1,360	413	4,021	1,263
Income tax expense	15	77	84	151
Settlement and related costs	—	—	5,359	—
Adjusted EBITDA	$(6,229)	$2,105	$(8,423)	$610

GAAP Net loss	$(14,346)	$(4,081)	$(36,206)	$(15,307)
Adjustments:
Depreciation	1,108	1,220	3,402	3,637
Stock-based compensation	5,683	4,793	15,501	11,813
Amortization of debt discount	897	—	2,637	—
Settlement and related costs	—	—	5,359	—
Non-GAAP Net income (loss)	$(6,658)	$1,932	$(9,307)	$143
Non-GAAP Net income (loss) per share:
Basic	$(0.29)	$0.09	$(0.41)	$0.01
Diluted	$(0.29)	$0.08	$(0.41)	$0.01
GAAP and non-GAAP Weighted-average shares — basic	22,931	21,961	22,686	21,738

GAAP Weighted-average shares — diluted	22,931	21,961	22,686	21,738
Dilutive shares from stock plans	—	894	—	658
Non-GAAP Weighted-average shares — diluted	22,931	22,855	22,686	22,396

IMPINJ, INC.

RECONCILIATIONS OF GAAP FINANCIAL OUTLOOK TO NON-GAAP FINANCIAL OUTLOOK

(in thousands, except per share data, unaudited – calculated at the midpoint of the outlook range)

Three Months Ending
December 31,
2020
GAAP Net loss	$(16,700)
Adjustments:
Forecasted Depreciation	1,200
Forecasted Stock-based compensation	6,000
Forecasted Interest expense	1,400
Forecasted Other income, net	(50)
Forecasted Income tax expense	—
Adjusted EBITDA loss	$(8,150)

GAAP Net loss	$(16,700)
Adjustments:
Forecasted Depreciation	1,200
Forecasted Stock-based compensation	6,000
Forecasted Accretion of debt discount	950
Non-GAAP Net loss	$(8,550)

GAAP Net loss per share — basic and diluted	$(0.72)
Non-GAAP Net loss per share — basic and diluted	$(0.37)

GAAP weighted-average shares — basic and diluted	23,050
Non-GAAP weighted-average shares — basic and diluted	23,050